Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Stingray Group Inc.

Address of Joint Filer:	730 Wellington Street, Montréal, Quebec H3C 1T4

Relationship of Joint Filer to Issuer:	10% Beneficial Owner

Issuer Name and Ticker or Trading Symbol:	SINGING MACHINE COMPANY, INC. [SMDM]

Date of Event Requiring Statement:	August 10, 2021

Designated Filer:	Stingray Group Inc.

Signature:

STINGRAY GROUP INC.

By:	/s/ Eric Boyko

Name: Eric Boyko

Title: President and Chief Executive Officer

Date: August 11, 2021

Name of Joint Filer:	Eric Boyko

Address of Joint Filer:	730 Wellington Street, Montréal, Quebec H3C 1T4

Relationship of Joint Filer to Issuer:	10% Beneficial Owner

Issuer Name and Ticker or Trading Symbol:	SINGING MACHINE COMPANY, INC. [SMDM]

Date of Event Requiring Statement:	August 10, 2021

Designated Filer:	Stingray Group Inc.

Signature:

By:	/s/ Eric Boyko

ERIC BOYKO

Date: August 11, 2021

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